April 24, 1997





Recovery Engineering, Inc.
2229 Edgewood Avenue South
Minneapolis, Minnesota  55426
Attention:  Brian F. Sullivan

Dear Mr. Sullivan:

     Reference is made to Amendment No. 1 (the "Amendment"), dated as of March 31, 1997, to the Securities Purchase Agreement, dated as of July 19, 1996 (the "Agreement"), between Recovery Engineering, Inc., and GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 1996, L.P. and Bridge Street Fund 1996, L.P. Capitalized terms not otherwise defined herein shall have the respective meaning given to them in the Amendment or, if not defined therein, in the Agreement.

     This letter is to clarify our understanding regarding
Section 2.3 of the Amendment. It is the intention and the understanding of the parties hereto that paragraph (j) of Section
9.6 of the Agreement shall be applicable to Subject Conversions that occur on or after the third anniversary of the Closing Date, and to Subject Conversions that occur following a Change in Control regardless of when such Change in Control occurs. In the case of Subject Conversions in which the shares received in the conversion are to be tendered in a then pending tender offer, paragraph (j) of Section 9.6 shall be applicable except that the "Average Price" for purposes of such conversion shall be the price per share offered to shareholders in the tender offer.

     If the foregoing reflects your understanding of our arrangement, please sign this letter and the enclosed copy and return one of them to us, whereupon the foregoing shall be a binding agreement between us.


                          GS CAPITAL PARTNERS II, L.P.


                          By:  GS Advisors, L.P., its general
                               partner

                          By:  GS Advisors, Inc., its general
                               partner


                          By:  /s/ Carla H. Skodinski
                               --------------------------------
                               Name:  Carla H. Skodinski
                               Title: Vice President


                          GS CAPITAL PARTNERS II OFFSHORE, L.P.

                          By:  GS Advisors II (Cayman), L.P., its
                               general partner

                          By:  GS Advisors II, Inc., its general
                               partner


                          By:  /s/ Carla H. Skodinski
                               --------------------------------
                               Name:  Carla H. Skodinski
                               Title: Vice President


                          GOLDMAN, SACHS & CO. VERWALTUNGS GmbH


                          By:  /s/ Joseph Gleberman
                               --------------------------------
                               Name:  Joseph Gleberman
                               Title: Managing Director


                          By:  /s/ Carla H. Skodinski
                               --------------------------------
                               Name:  Carla H. Skodinski
                               Title: Registered Agent


                          STONE STREET FUND 1996, L.P.

                          By:  Stone Street Empire Corp., its
                               general partner


                          By:  /s/ Carla H. Skodinski
                               --------------------------------
                               Name:  Carla H. Skodinski
                               Title: Vice President


                          BRIDGE STREET FUND 1996, L.P.


                          By:  Stone Street Empire Corp., its
                               managing general partner


                          By:  /s/ Carla H. Skodinski
                               --------------------------------
                               Name:  Carla H. Skodinski
                               Title: Vice President



Agreed to and accepted
as of the date first above written


RECOVERY ENGINEERING, INC.


By: /s/ Brian F. Sullivan
   --------------------------------
   Name:  Brian F. Sullivan
   Title: President and CEO




cc:  Eric O. Madson (Winthrop & Weinstine)